CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us made in the Registration Statement on Form N-2 (“Registration Statement”) of Triangle Fund LLC under the heading “Independent Registered Public Accounting Firm”.

PricewaterhouseCoopers LLP

New York, New York
November 23, 2011